UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

IQVIA HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2400 Ellis Road Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	“IQV”	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Notes Offering and Notes Indentures

On May 23, 2023, IQVIA Inc. (the “Issuer”), a wholly owned subsidiary of IQVIA Holdings Inc. (the “Company”), completed the issuance and sale of $750,000,000 in gross proceeds of the Issuer’s 5.700% senior secured notes due 2028 (the “Senior Secured Notes”) and $500,000,000 in gross proceeds of 6.500% senior notes due 2030 (the “Senior Notes” and, together with the Senior Secured Notes, the “Notes”). The Senior Secured Notes were issued pursuant to an Indenture, dated May 23, 2023 (the “Secured Notes Indenture”), among the Issuer, U.S. Bank Trust Company, National Association, as trustee of the Senior Secured Notes and as collateral agent, and the Company and certain subsidiaries of the Issuer as guarantors. The Senior Notes were issued pursuant to an Indenture, dated May 23, 2023 (together with the Secured Notes Indenture, the “Indentures”), among the Issuer, U.S. Bank Trust Company, National Association, as trustee of the Senior Notes, and certain subsidiaries of the Issuer as guarantors.

The net proceeds from the notes offering will be used to repay existing borrowings under the Issuer’s revolving credit facility and to pay fees and expenses related to the Notes offering.

The Senior Secured Notes are secured obligations of the Issuer, will mature on May 15, 2028, unless earlier repurchased or redeemed in accordance with their terms, and will bear interest at the rate of 5.700% per year, with interest payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2023. The Senior Notes are unsecured obligations of the Issuer, will mature on May 15, 2030, unless earlier repurchased or redeemed in accordance with their terms, and will bear interest at the rate of 6.500% per year, with interest payable semi-annually on May 15 and November 15 of each year, beginning on November 15, 2023.

The Issuer may redeem (i) the Senior Secured Notes prior to April 15, 2028 (one month prior to the maturity date of the Senior Secured Notes) subject to a customary make-whole premium, and thereafter subject to a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and (ii) the Senior Notes prior to their final stated maturity, subject to a customary make-whole premium, at any time prior to May 15, 2026 (subject to a customary “equity claw” redemption right) and thereafter subject to a redemption premium declining from 3.250% to 0.000%.

The foregoing description of the Notes and the Indentures is qualified in its entirety by reference to the Indentures relating thereto, copies of which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 23, 2023, among IQVIA Inc., as Issuer, U.S. Bank Trust Company, National Association, as trustee of the Senior Secured Notes and the Company and certain subsidiaries of the Issuer as guarantors.

4.2	Indenture, dated May 23, 2023, among IQVIA Inc., as Issuer, U.S. Bank Trust Company, National Association, as trustee of the Senior Notes and certain subsidiaries of the Issuer as guarantors.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2023

IQVIA HOLDINGS INC.

By:	/s/ Eric Sherbet
Eric Sherbet
Executive Vice President, General Counsel, and Secretary